Pacific City Financial Corporation Reports Earnings of $6.7 million for Q4 2018

Los Angeles, California - January 24, 2019 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $6.7 million, or $0.41 per diluted common share for the fourth quarter of 2018, compared with $6.5 million, or $0.44 per diluted common share, in the previous quarter and $2.3 million, or $0.17 per diluted common share, in the fourth quarter of 2017.

Q4 2018 Financial Highlights

•	Net income totaled $6.7 million or $0.41 per diluted common share;

•
Total assets were $1.70 billion at December 31, 2018, an increase of $33.2 million, or 2.0%, from $1.66 billion at September 30, 2018 and an increase of $255.0 million, or 17.7%, from $1.44 billion at December 31, 2017;

•
Loans held-for-investment, net of deferred costs (fees), were $1.34 billion at December 31, 2018, an increase of $29.6 million, or 2.3%, from $1.31 billion at September 30, 2018 and an increase of $148.7 million, or 12.5%, from $1.19 billion at December 31, 2017; and

•
Total deposits were $1.44 billion at December 31, 2018, an increase of $24.2 million, or 1.7%, from $1.42 billion at September 30, 2018, and an increase of $192.5 million, or 15.4%, from $1.25 billion at December 31, 2017.

“We are pleased to announce another strong quarter with record earnings of $6.7 million, and year-to-date increases of 12.5% for loans and 15.4% for deposits,” stated Henry Kim, President and Chief Executive Officer. “We expanded our net interest margin to 4.33% in the fourth quarter of 2018 compared with 4.17% in the third quarter of 2018 and maintained a strong efficiency ratio of 50.44%. We are confident in our ability to continue our high performance and increase the franchise and shareholders values.”

Financial Highlights

	Three Months Ended					Year Ended
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
($ in thousands, except per share data)	12/31/2018	9/30/2018	% Change	12/31/2017	% Change	12/31/2018	12/31/2017	% Change
Net income	$6,732	$6,543	2.9%	$2,339	187.8%	$24,301	$16,403	48.1%
Diluted earnings per common share	$0.41	$0.44	(6.8)%	$0.17	141.2%	$1.66	$1.21	37.2%

Net interest income	$17,856	$16,716	6.8%	$14,933	19.6%	$65,748	$55,170	19.2%
Provision for loan losses	294	417	(29.5)%	1,713	(82.8)%	1,231	1,827	(32.6)%
Noninterest income	2,239	2,580	(13.2)%	3,362	(33.4)%	10,454	13,894	(24.8)%
Noninterest expense	10,135	9,520	6.5%	9,620	5.4%	40,226	35,895	12.1%

Return on average assets (1)	1.60%	1.60%		0.65%		1.53%	1.22%
Return on average shareholders’ equity (1), (2)	12.92%	14.50%		6.47%		14.26%	12.00%
Net interest margin (1)	4.33%	4.17%		4.27%		4.23%	4.22%
Efficiency ratio (3)	50.44%	49.34%		52.58%		52.79%	51.97%

	(Unaudited)	(Unaudited)		(Unaudited)
($ in thousands, except per share data)	12/31/2018	9/30/2018	% Change	12/31/2017	% Change
Total assets	$1,697,028	$1,663,787	2.0%	$1,441,999	17.7%
Net loans held-for-investment	1,325,515	1,296,027	2.3%	1,177,775	12.5%
Total deposits	1,443,753	1,419,526	1.7%	1,251,290	15.4%
Book value per common share (2), (4)	$13.16	$12.71	3.6%	$10.60	24.2%
Tier 1 leverage ratio (consolidated)	12.60%	12.59%		10.01%
Total shareholders’ equity to total assets (2)	12.39%	12.20%		9.86%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares.

Result of Operations

Net Interest Income and Net Interest Margin

Net interest income was $17.9 million for the three months ended December 31, 2018, an increase of $1.1 million, or 6.8%, from $16.7 million for the three months ended September 30, 2018, and an increase of $2.9 million, or 19.6%, from $14.9 million for the three months ended December 31, 2017. For the year ended December 31, 2018, net interest income was $65.7 million, an increase of $10.6 million, or 19.2%, from $55.2 million for the year ended December 31, 2017. These increases were primarily due to increases in average balance and average yield of interest-earning assets, partially offset by increases in average balance and average cost of interest-bearing liabilities.

Interest income on loans was $21.1 million for the three months ended December 31, 2018, an increase of $1.4 million, or 7.1%, from $19.7 million for the three months ended September 30, 2018, and an increase of $4.3 million, or 25.3%, from $16.8 million for the three months ended December 31, 2017. For the year ended December 31, 2018, interest income on loans was $76.8 million, an increase of $15.3 million, or 24.9%, from $61.5 million for the year ended December 31, 2017. The increases were primarily due to increases in both average balance and average yield of total loans (which includes both loans held-for-sale and loans held-for-investment, net of deferred cost (fees)). The increase in average yield on total loans was due to the Company’ s high proportion of variable rate loans that have repriced in the current rising interest rate environment.

Average balance of total loans was $1.32 billion for the three months ended December 31, 2018, compared with $1.28 billion for the three months ended September 30, 2018 and $1.19 billion for the three months ended December 31, 2017. Average yield was 6.34%, 6.10% and 5.63% for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. For the year ended December 31, 2018, average balance of and average yield on total loans were $1.26 billion and 6.08%, respectively, compared with $1.11 billion and 5.54%, respectively, for the year ended December 31, 2017.

The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	(Unaudited)		(Unaudited)		(Unaudited)
	12/31/2018		9/30/2018		12/31/2017
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	34.4%	5.13%	32.3%	5.10%	26.6%	5.09%
Variable rate loans	65.6%	6.30%	67.7%	6.03%	73.4%	5.38%

Interest income on investment securities was $1.1 million for the three months ended December 31, 2018, an increase of $145 thousand, or 15.6%, from $931 thousand for the three months ended September 30, 2018 and an increase of $304 thousand, or 39.4%, from $772 thousand for the three months ended December 31, 2017. For the year ended December 31, 2018, interest income on investment securities was $3.7 million, an increase of $1.1 million, or 42.5%, from $2.6 million for the year ended December 31, 2017. The increases were primarily due to increases in both average balance and average yield. The increase in average yield was due to additional purchases of investment securities in the current rising rate environment. Average balance of investment securities was $165.6 million for the three months ended December 31, 2018, compared with $154.0 million for the three months ended September 30, 2018 and $147.5 million for the three months ended December 31, 2017. Average yield was 2.58%, 2.40% and 2.08% for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively. For the year ended December 31, 2018, average balance and average yield were $154.3 million and 2.41%, respectively, compared with $126.9 million and 2.06%, respectively, for the year ended December 31, 2017.

Total interest expense was $5.4 million for the three months ended December 31, 2018, an increase of $595 thousand, or 12.4%, from $4.8 million for the three months ended September 30, 2018 and an increase of $2.4 million, or 82.9%, compared with $2.9 million for the three months ended December 31, 2017. For the year ended December 31, 2018, total interest expense was $18.0 million, an increase of $7.9 million or 77.8%, from $10.1 million for the year ended December 31, 2017. The increases were primarily due to increases in average balance and average cost of interest-bearing liabilities. The increase in average cost was primarily due to the current rising interest rate environment and high competition in the Company’s deposit target markets.

Provision for Loan Losses

Provision for loan losses was $294 thousand for the three months ended December 31, 2018 compared with $417 thousand for the three months ended September 30, 2018 and $1.7 million for the three months ended December 31, 2017. For the year ended December 31, 2018, provision for loan losses was $1.2 million compared with $1.8 million for the year ended December 31, 2017. The Company has recognized additional provision for loan losses primarily due to an increase in the loans held-for-investment balance. During the three months ended December 31, 2018, the Company recorded a net charge-off of $223 thousand compared with a net recovery of $58 thousand for the three months ended September 30, 2018 and a net charge-off of $1.1 million for the three months ended December 31, 2017. For the years ended December 31, 2018 and 2017, net charge-off was $288 thousand and $923 thousand, respectively. Allowance for loan losses to total loans held-for-investment ratio was 0.98% at December 31, 2018, 1.00% at September 30, 2018, and 1.03% at December 31, 2017. The decrease in this ratio was primarily due to the decreases in historical loss rate and allowance for loan losses related to loans individually evaluated for impairment of $114 thousand.

Noninterest Income

The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Year Ended
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
($ in thousands)	12/31/2018	9/30/2018	% Change	12/31/2017	% Change	12/31/2018	12/31/2017	% Change
Gain on sale of SBA loans	$1,059	$1,306	(18.9)%	$2,109	(49.8)%	$5,278	$8,869	(40.5)%
Gain on sale of residential property loans	6	22	(72.7)%	18	(66.7)%	220	131	67.9%
Gain on sale of other loans	18	—	—%	—	—%	62	—	—%
Total gain on sale of loans	1,083	1,328	(18.4)%	2,127	(49.1)%	5,560	9,000	(38.2)%
Service charges and fees on deposits	398	377	5.6%	357	11.5%	1,500	1,377	8.9%
Loan servicing income	371	578	(35.8)%	605	(38.7)%	2,160	2,446	(11.7)%
Other income	387	297	30.3%	273	41.8%	1,234	1,071	15.2%
Total noninterest income	$2,239	$2,580	(13.2)%	$3,362	(33.4)%	$10,454	$13,894	(24.8)%

The decreases in total noninterest income were primarily due to decreases in gain on sale of loans and loan servicing income, partially offset by increases in service charges and fees on deposits and other income.

The Company sold the guaranteed portion of SBA loans of $26.2 million, $23.1 million and $29.2 million, respectively, and residential property loans of $702 thousand, $2.2 million and $1.8 million, respectively, and other loans of $1.0 million, none and none, respectively, for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017. For the years ended December 31, 2018 and 2017, the Company sold the guaranteed portion of SBA loans of $91.7 million and $127.3 million, respectively, residential property loans of $11.6 million and $12.4 million, respectively, and other loans of $2.1 million and none, respectively. The decrease in gain on sale of SBA loans was primarily due to decreases in sales volume and premium rates.

The decreases in loan servicing income were due to an increase in servicing asset amortization from a higher prepayment trend, partially offset by an increase in servicing fee income resulting from an increase in the average balance of loans being serviced. The increases in service charges and fees on deposits were primarily due to an increased transactions in deposits.

Noninterest Expense

The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Year Ended
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)	(Audited)
($ in thousands)	12/31/2018	9/30/2018	% Change	12/31/2017	% Change	12/31/2018	12/31/2017	% Change
Salaries and employee benefits	$6,234	$5,840	6.7%	$6,140	1.5%	$24,473	$22,829	7.2%
Occupancy and equipment	1,358	1,244	9.2%	1,167	16.4%	4,992	4,426	12.8%
Professional fees	452	213	112.2%	501	(9.8)%	2,176	1,842	18.1%
Marketing and business promotion	526	555	(5.2)%	427	23.2%	2,010	1,647	22.0%
Data processing	309	314	(1.6)%	288	7.3%	1,220	1,074	13.6%
Director fees and expenses	281	220	27.7%	216	30.1%	942	757	24.4%
Loan related expense	148	83	78.3%	136	8.8%	353	437	(19.2)%
Regulatory assessments	75	192	(60.9)%	114	(34.2)%	544	423	28.6%
Other expenses	752	859	(12.5)%	631	19.2%	3,516	2,460	42.9%
Total noninterest expense	$10,135	$9,520	6.5%	$9,620	5.4%	$40,226	$35,895	12.1%

Overall, the increases in total noninterest expense were primarily due to growth in operations.

The increase in salaries and employee benefits compared with the three months ended September 30, 2018 was primarily due to increases in salaries and employee group insurance premiums, and prior quarter’s adjustments made to compensation related accruals of $486 thousand, partially offset by a decrease in vacation accruals. The increases in salaries and employee benefits compared with the three months and the year ended December 31, 2017 was primarily due to increases in salaries and employee group insurance premiums, partially offset by decreases in bonus accruals.

The increases in professional fees were primarily due to increased audit and other professional fees as the Company became a public company and additional expenses related to the listing of its shares of common stock on the Nasdaq Global Select Market during 2018.

The decreases in regulatory assessments compared with the three months ended September 30, 2018 and December 31, 2017 were primarily due to a decrease in assessment rate, partially offset by balance sheet growth. The increase in regulatory assessments compared with the year ended December 31, 2017 was primarily due to balance sheet growth, partially offset by a decrease in assessment rate.

The increase in other expenses compared with the year ended December 31, 2018 was primarily due to a one-time expense of $577 thousand for a reimbursement for a SBA loan guarantee previously paid by the SBA on a loan originated in 2007 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty.

Income Tax Provision

Effective income tax rate was 30.4% and 30.1%, respectively, for the three months and year ended December 31, 2018 compared with 66.4% and 47.7%, respectively, for the three months and year ended December 31, 2017. The decreases were primarily due to the enactment of H.R. 1, also known as the Tax Cuts and Jobs Act, on December 22, 2017. Beginning in 2018, H.R. 1 reduced the U.S. federal corporate tax rate from 35% to 21% and changed or limited certain tax deductions. The Company also revalued its deferred tax assets and liabilities and recorded additional deferred income tax expense of $1.6 million during the three months ended December 31, 2017.

Balance Sheet

Loans

The following table presents a composition of total loans by loan type as of the dates indicated:

	(Unaudited)	(Unaudited)		(Unaudited)
($ in thousands)	12/31/2018	9/30/2018	% Change	12/31/2017	% Change
Real estate loans:
Commercial property	$709,409	$702,487	1.0%	$662,031	7.2%
Residential property	233,816	214,960	8.8%	168,560	38.7%
SBA property	120,939	128,149	(5.6)%	131,740	(8.2)%
Construction	27,323	28,838	(5.3)%	23,117	18.2%
Commercial and industrial loans:
Commercial term	102,133	96,017	6.4%	77,402	32.0%
Commercial lines of credit	80,473	72,234	11.4%	60,822	32.3%
SBA commercial term	27,147	28,493	(4.7)%	30,376	(10.6)%
Trade finance	11,521	10,357	11.2%	1,929	497.3%
Other consumer loans	25,921	27,589	(6.0)%	34,022	(23.8)%
Loans held-for-investment	1,338,682	1,309,124	2.3%	1,189,999	12.5%
Loans held-for-sale	5,781	12,957	(55.4)%	5,297	9.1%
Total loans	$1,344,463	$1,322,081	1.7%	$1,195,296	12.5%

The increase in loans held-for-investment for the three months ended December 31, 2018 was primarily due to new funding of $112.9 million and advances on lines of credit of $20.7 million, partially offset by pay-downs and pay-offs of $103.5 million, and charge-offs of $537 thousand. The increase in loans held-for-investment for the year ended December 31, 2018 was primarily due to new funding of $505.6 million and advances on lines of credit of $77.3 million, partially offset by pay-downs and pay-offs of $425.1 million and charge-offs of $1.0 million.

The decrease in loans held-for-sale for the three months ended December 31, 2018 was primarily due to sales of $27.9 million, partially offset by new funding of $21.4 million. The increase in loans held-for-sale for the year ended December 31, 2018 was primarily due to new funding of $99.9 million and loans transferred from loans held-for-investment of $8.1 million, partially offset by sales of $105.4 million.

Credit Quality

The following table presents compositions of non-performing loans and non-performing assets as of the dates indicated:

	(Unaudited)	(Unaudited)		(Unaudited)
($ in thousands)	12/31/2018	9/30/2018	% Change	12/31/2017	% Change
Nonaccrual loans:
Commercial property	$—	$234	(100.0)%	$318	(100.0)%
Residential property	302	—	—%	730	(58.6)%
SBA property	540	970	(44.3)%	1,810	(70.2)%
Commercial term	—	—	—%	4	(100.0)%
Commercial lines of credit	—	—	—%	10	(100.0)%
SBA commercial term	203	254	(20.1)%	338	(39.9)%
Consumer loans	16	114	(86.0)%	24	(33.3)%
Total nonaccrual loans held-for-investment	1,061	1,572	(32.5)%	3,234	(67.2)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans	1,061	1,572	(32.5)%	3,234	(67.2)%
Other real estate owned	—	—	—%	99	(100.0)%
Non-performing assets	$1,061	$1,572	(32.5)%	$3,333	(68.2)%
Loans past due 30 to 59 days and accruing	$368	$337	9.2%	$1,213	(69.7)%
Loans past due 60 to 89 days and accruing	9	426	(97.9)%	128	(93.0)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Total loans past due and accruing	377	763	(50.6)%	1,341	(71.9)%
Loans modified as troubled debt restructurings (“TDRs”):
Accruing TDRs	$432	$467	(7.5)%	$592	(27.0)%
Nonaccrual TDRs	131	458	(71.4)%	1,675	(92.2)%
Total TDRs	$563	$925	(39.1)%	$2,267	(75.2)%
NPLs to total loans held-for-investment	0.08%	0.12%		0.27%
NPAs to total assets	0.06%	0.09%		0.23%

Classified Assets

Classified loans were $6.9 million at December 31, 2018, an increase of $630 thousand, or 10.1%, from $6.2 million at September 30, 2018, and an increase of $1.9 million, or 37.8%, from $5.0 million at December 31, 2017. Classified assets, which consist of classified loans and OREO, and the classified assets to total assets ratios were $6.9 million and 0.40%, respectively, at December 31, 2018, $6.2 million and 0.37%, respectively, at September 30, 2018, and $5.1 million and 0.35%, respectively, at December 31, 2017.

Investment Securities

Total investment securities were $168.8 million at December 31, 2018, an increase of $11.7 million, or 7.4%, from $157.1 million at September 30, 2018, and an increase of $18.0 million, or 11.9%, from $150.8 million at December 31, 2017. The increase for the three months ended December 31, 2018 was primarily due to purchases of $15.9 million, partially offset by principal pay-downs and calls of $6.0 million, net premium amortization of $184 thousand and a decrease in fair value of securities available-for-sale of $2.0 million. The increase for the year ended December 31, 2018 was primarily due to purchases of $44.0 million, partially offset by principal pay-downs and calls of $24.7 million, net premium amortization of $790 thousand and a decrease in fair value of securities available-for-sale of $595 thousand.

Deposits

The following table presents deposit mix as of the dates indicated:

	(Unaudited)		(Unaudited)		(Unaudited)
	12/31/2018		9/30/2018		12/31/2017
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$329,279	22.8%	$350,346	24.7%	$319,026	25.5%
Interest-bearing deposits:
NOW	24,683	1.7%	11,638	0.8%	10,324	0.8%
Money market accounts	280,724	19.4%	263,704	18.6%	299,390	23.9%
Savings	8,194	0.6%	8,417	0.6%	8,164	0.7%
Time deposits of $250,000 or less	477,134	33.0%	476,370	26.9%	332,024	23.6%
Time deposits of more than $250,000	181,239	12.6%	161,551	18.0%	129,862	13.3%
State and brokered time deposits	142,500	9.9%	147,500	10.4%	152,500	12.2%
Total interest-bearing deposits	1,114,474	77.2%	1,069,180	75.3%	932,264	74.5%
Total deposits	$1,443,753	100.0%	$1,419,526	100.0%	$1,251,290	100.0%

The increase for the three months ended December 31, 2018 was primarily due to new accounts of $127.6 million, partially offset by closed accounts of $66.4 million and net balance decreases of $37.0 million. The increase for the year ended December 31, 2018 was primarily due to new accounts of $633.0 million, partially offset by closed accounts of $322.2 million and net balance decreases of $118.3 million.

Borrowings

Federal Home Loan Bank (“FHLB”) advances were $30.0 million at December 31, 2018 and September 30, 2018, and $40.0 million at December 31, 2017. At December 31, 2018, borrowings from FHLB bore fixed interest rates with original maturity terms ranging from two to five years.

Shareholders’ Equity

Shareholders’ equity was $210.3 million at December 31, 2018, an increase of $7.4 million, or 3.6%, from $202.9 million at September 30, 2018, and an increase of $68.1 million, or 47.9%, from $142.2 million at December 31, 2017. The increase for the three months ended December 31, 2018 was primarily due to retention of earnings, partially offset by cash dividends paid on common stock. The increase for the year ended December 31, 2018 was primarily due to the net proceeds of $45.0 million from the completion of the Company’s underwritten initial public offering and the exercise of the underwriters’ 30-day option, which resulted in an issuance of 2,508,234 shares of the Company’s common stock, as well as retention of earnings, partially offset by cash dividends paid on common stock.

Capital Ratios

The following table presents capital ratios for the Company and the Bank as of dates indicated:

	(Unaudited)	(Unaudited)	(Audited)
	12/31/2018	9/30/2018	12/31/2017
Pacific City Financial Corporation
Common tier 1 capital (to risk-weighted assets)	16.28%	16.08%	12.15%
Total capital (to risk-weighted assets)	17.31%	17.12%	13.20%
Tier 1 capital (to risk-weighted assets)	16.28%	16.08%	12.15%
Tier 1 capital (to average assets)	12.60%	12.59%	10.01%
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	16.19%	15.89%	12.06%
Total capital (to risk-weighted assets)	17.21%	16.93%	13.12%
Tier 1 capital (to risk-weighted assets)	16.19%	15.89%	12.06%
Tier 1 capital (to average assets)	12.53%	12.45%	9.94%

About Pacific City Financial Corporation

Pacific City Financial Corporation is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

Pacific City Financial Corporation and Subsidiary
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	(Unaudited)	(Unaudited)		(Unaudited)
	12/31/2018	9/30/2018	% Change	12/31/2017	% Change
Assets
Cash and due from banks	$24,121	$27,532	(12.4)%	$16,662	44.8%
Interest-bearing deposits in financial institutions	138,152	136,524	1.2%	56,996	142.4%
Total cash and cash equivalents	162,273	164,056	(1.1)%	73,658	120.3%
Securities available-for-sale, at fair value	146,991	135,089	8.8%	129,689	13.3%
Securities held-to-maturity	21,760	21,991	(1.1)%	21,070	3.3%
Total investment securities	168,751	157,080	7.4%	150,759	11.9%
Loans held-for-sale	5,781	12,957	(55.4)%	5,297	9.1%
Loans held-for-investment, net of deferred loan costs (fees)	1,338,682	1,309,124	2.3%	1,189,999	12.5%
Allowance for loan losses	(13,167)	(13,097)	0.5%	(12,224)	7.7%
Net loans held-for-investments	1,325,515	1,296,027	2.3%	1,177,775	12.5%
Premises and equipment, net	4,588	4,615	(0.6)%	4,723	(2.9)%
Federal Home Loan Bank and other bank stock	7,433	7,433	—%	6,589	12.8%
Other real estate owned, net	—	—	—%	99	(100.0)%
Deferred tax assets, net	3,377	4,209	(19.8)%	3,847	(12.2)%
Servicing assets	7,666	8,114	(5.5)%	8,973	(14.6)%
Accrued interest receivable and other assets	11,644	9,296	25.3%	10,279	13.3%
Total assets	$1,697,028	$1,663,787	2.0%	$1,441,999	17.7%
Liabilities
Deposits:
Noninterest-bearing demand	$329,279	$350,346	(6.0)%	$319,026	3.2%
Savings, NOW and money market accounts	313,601	283,759	10.5%	317,878	(1.3)%
Time deposits of $250,000 or less	519,634	523,870	(0.8)%	384,524	35.1%
Time deposits of more than $250,000	281,239	261,551	7.5%	229,862	22.4%
Total deposits	1,443,753	1,419,526	1.7%	1,251,290	15.4%
Federal Home Loan Bank advances	30,000	30,000	—%	40,000	(25.0)%
Accrued interest payable and other liabilities	12,979	11,323	14.6%	8,525	52.2%
Total liabilities	1,486,732	1,460,849	1.8%	1,299,815	14.4%
Commitments and contingent liabilities
Shareholders’ equity
Common stock	171,067	171,495	(0.2)%	125,430	36.4%
Additional paid-in capital	3,299	3,158	4.5%	2,941	12.2%
Retained earnings	37,577	31,325	20.0%	15,036	149.9%
Accumulated other comprehensive loss, net	(1,647)	(3,040)	(45.8)%	(1,223)	34.7%
Total shareholders’ equity	210,296	202,938	3.6%	142,184	47.9%
Total liabilities and shareholders’ equity	$1,697,028	$1,663,787	2.0%	$1,441,999	17.7%

Outstanding common share	15,977,754	15,972,914		13,417,899
Book value per common share (1)	$13.16	$12.71		$10.60
Total loan to total deposit ratio	93.12%	93.14%		95.53%
Noninterest-bearing deposits to total deposits	22.81%	24.68%		25.50%

(1)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

Pacific City Financial Corporation and Subsidiary
Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended					Year Ended
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
	12/31/2018	9/30/2018	% Change	12/31/2017	% Change	12/31/2018	12/31/2017	% Change
Interest income:
Interest and fees on loans	$21,088	$19,699	7.1%	$16,832	25.3%	$76,837	$61,516	24.9%
Interest on investment securities	1,076	931	15.6%	772	39.4%	3,724	2,614	42.5%
Interest and dividend on other interest-earning assets	1,067	866	23.2%	267	299.6%	3,138	1,137	176.0%
Total interest income	23,231	21,496	8.1%	17,871	30.0%	83,699	65,267	28.2%
Interest expense:
Interest on deposits	5,239	4,643	12.8%	2,766	89.4%	17,340	9,749	77.9%
Interest on other borrowings	136	137	(0.7)%	172	(20.9)%	611	348	75.6%
Total interest expense	5,375	4,780	12.4%	2,938	82.9%	17,951	10,097	77.8%
Net interest income	17,856	16,716	6.8%	14,933	19.6%	65,748	55,170	19.2%
Provision for loan losses	294	417	(29.5)%	1,713	(82.8)%	1,231	1,827	(32.6)%
Net interest income after provision for loan losses	17,562	16,299	7.7%	13,220	32.8%	64,517	53,343	20.9%
Noninterest income:
Gain on sale of SBA loans	1,059	1,306	(18.9)%	2,109	(49.8)%	5,278	8,869	(40.5)%
Gain on sale of residential property loans	6	22	(72.7)%	18	(66.7)%	220	131	67.9%
Gain on sale of other loans	18	—	—%	—	—%	62	—	—%
Service charges and fees on deposits	398	377	5.6%	357	11.5%	1,500	1,377	8.9%
Servicing income	371	578	(35.8)%	605	(38.7)%	2,160	2,446	(11.7)%
Other income	387	297	30.3%	273	41.8%	1,234	1,071	15.2%
Total noninterest income	2,239	2,580	(13.2)%	3,362	(33.4)%	10,454	13,894	(24.8)%
Noninterest expense:
Salaries and employee benefits	6,234	5,840	6.7%	6,140	1.5%	24,473	22,829	7.2%
Occupancy and equipment	1,358	1,244	9.2%	1,167	16.4%	4,992	4,426	12.8%
Professional fees	452	213	112.2%	501	(9.8)%	2,176	1,842	18.1%
Marketing and business promotion	526	555	(5.2)%	427	23.2%	2,010	1,647	22.0%
Data processing	309	314	(1.6)%	288	7.3%	1,220	1,074	13.6%
Director fees and expenses	281	220	27.7%	216	30.1%	942	757	24.4%
Loan related expense	148	83	78.3%	136	8.8%	353	437	(19.2)%
Regulatory assessments	75	192	(60.9)%	114	(34.2)%	544	423	28.6%
Other expenses	752	859	(12.5)%	631	19.2%	3,516	2,460	42.9%
Total noninterest expense	10,135	9,520	6.5%	9,620	5.4%	40,226	35,895	12.1%
Income before income taxes	9,666	9,359	3.3%	6,962	38.8%	34,745	31,342	10.9%
Income tax expense	2,934	2,816	4.2%	4,623	(36.5)%	10,444	14,939	(30.1)%
Net income	$6,732	$6,543	2.9%	$2,339	187.8%	$24,301	$16,403	48.1%
Earnings per common share
Basic	$0.42	$0.44		$0.17		$1.69	$1.22
Diluted	$0.41	$0.44		$0.17		$1.66	$1.21
Average common shares outstanding
Basic	15,975,387	14,730,120		13,415,795		14,397,075	13,408,030
Diluted	16,244,837	14,924,546		13,569,503		14,669,379	13,540,293

Dividend paid per common share	$0.03	$0.03		$0.03		$0.12	$0.12
Return on average assets (1)	1.60%	1.60%		0.65%		1.53%	1.22%
Return on average shareholders’ equity (1), (2)	12.92%	14.50%		6.47%		14.26%	12.00%
Efficiency ratio (3)	50.44%	49.34%		52.58%		52.79%	51.97%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate
($ in thousands)

	Three Months Ended
	(Unaudited)			(Unaudited)			(Unaudited)
	12/31/2018			9/30/2018			12/31/2017
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,319,403	$21,088	6.34%	$1,280,352	$19,699	6.10%	$1,185,966	$16,832	5.63%
U.S. government agency securities	23,029	144	2.48%	24,102	154	2.53%	25,333	144	2.26%
Mortgage-backed securities	80,967	534	2.62%	69,592	414	2.36%	66,594	333	1.98%
Collateralized mortgage obligation	55,666	359	2.56%	54,094	324	2.38%	47,878	251	2.08%
Municipal bonds (2)	5,892	39	2.63%	6,232	39	2.48%	7,666	44	2.28%
Other interest-earning assets	152,894	1,067	2.77%	156,831	866	2.19%	53,872	267	1.97%
Total interest-earning assets	1,637,851	23,231	5.63%	1,591,203	21,496	5.36%	1,387,309	17,871	5.11%
Noninterest-earning assets:
Cash and cash equivalents	18,882			18,596			17,440
Allowance for loan losses	(12,935)			(12,774)			(11,665)
Other assets	25,972			26,828			28,891
Total noninterest-earning assets	31,919			32,650			34,666
Total assets	$1,669,770			$1,623,853			$1,421,975
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$301,700	1,110	1.46%	$269,514	834	1.23%	$314,237	813	1.03%
Savings	8,364	8	0.38%	8,717	6	0.27%	8,870	7	0.31%
Time deposits	790,453	4,121	2.07%	795,202	3,803	1.90%	585,163	1,946	1.32%
Total interest-bearing deposits	1,100,517	5,239	1.89%	1,073,433	4,643	1.72%	908,270	2,766	1.21%
Borrowings from Federal Home Loan Bank	30,000	136	1.80%	30,000	137	1.81%	40,000	172	1.71%
Total interest-bearing liabilities	1,130,517	5,375	1.89%	1,103,433	4,780	1.72%	948,270	2,938	1.23%
Noninterest-bearing liabilities
Noninterest-bearing demand	320,232			330,021			320,174
Other liabilities	12,281			11,325			10,133
Total noninterest-bearing liabilities	332,513			341,346			330,307
Total liabilities	1,463,030			1,444,779			1,278,577
Total shareholders’ equity	206,740			179,074			143,398
Total liabilities and shareholders’ equity	$1,669,770			$1,623,853			$1,421,975
Net interest income		$17,856			$16,716			$14,933
Net interest spread (3)			3.74%			3.64%			3.88%
Net interest margin (4)			4.33%			4.17%			4.27%
Total deposits	$1,420,749	$5,239	1.46%	$1,403,454	$4,643	1.31%	$1,228,444	$2,766	0.89%
Total funding (5)	$1,450,749	$5,375	1.47%	$1,433,454	$4,780	1.32%	$1,268,444	$2,938	0.92%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate (Continued)
($ in thousands)

	Year Ended
	(Unaudited)			(Unaudited)
	12/31/2018			12/31/2017
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,264,166	$76,837	6.08%	$1,111,248	$61,516	5.54%
U.S. government agency securities	23,671	576	2.43%	24,762	571	2.31%
Mortgage-backed securities	70,971	1,717	2.42%	57,171	1,111	1.94%
Collateralized mortgage obligation	53,312	1,272	2.39%	36,660	746	2.03%
Municipal bonds (2)	6,312	159	2.52%	8,319	186	2.24%
Other interest-earning assets	137,627	3,138	2.28%	68,637	1,137	1.66%
Total interest-earning assets	1,556,059	83,699	5.38%	1,306,797	65,267	4.99%
Noninterest-earning assets:
Cash and cash equivalents	19,079			16,973
Allowance for loan losses	(12,632)			(11,435)
Other assets	26,827			27,793
Total noninterest-earning assets	33,274			33,331
Total assets	$1,589,333			$1,340,128
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$287,131	3,477	1.21%	$320,701	3,244	1.01%
Savings	8,613	26	0.30%	8,873	25	0.28%
Time deposits	758,029	13,837	1.83%	539,068	6,480	1.20%
Total interest-bearing deposits	1,053,773	17,340	1.65%	868,642	9,749	1.12%
Borrowings from Federal Home Loan Bank	34,904	611	1.75%	20,384	348	1.71%
Total interest-bearing liabilities	1,088,677	17,951	1.65%	889,026	10,097	1.14%
Noninterest-bearing liabilities
Noninterest-bearing demand	319,832			305,354
Other liabilities	10,395			9,026
Total noninterest-bearing liabilities	330,227			314,380
Total liabilities	1,418,904			1,203,406
Total shareholders’ equity	170,429			136,722
Total liabilities and shareholders’ equity	$1,589,333			$1,340,128
Net interest income		$65,748			$55,170
Net interest spread (3)			3.73%			3.85%
Net interest margin (4)			4.23%			4.22%
Total deposits	$1,373,605	$17,340	1.26%	$1,173,996	$9,749	0.83%
Total funding (5)	$1,408,509	$17,951	1.27%	$1,194,380	$10,097	0.85%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.